                                     FORM OF

                             PARTICIPATION AGREEMENT

                               as of May 15, 2002

              Franklin Templeton Variable Insurance Products Trust

                      Franklin Templeton Distributors, Inc.

      First Security Benefit Life Insurance and Annuity Company of New York

                                    CONTENTS

SECTION    SUBJECT MATTER

  1.       Parties and Purpose
  2.       Representations and Warranties
  3.       Purchase and Redemption of Trust Portfolio Shares
  4.       Fees, Expenses, Prospectuses, Proxy Materials and Reports
  5.       Voting
  6.       Sales Material, Information and Trademarks
  7.       Indemnification
  8.       Notices
  9.       Termination
  10.      Miscellaneous

                           SCHEDULES TO THIS AGREEMENT

  A.       The Company
  B.       Accounts of the Company
  C.       Available  Portfolios and Classes of Shares of the Trust;
           Investment Advisers
  D.       Contracts of the Company
  E.       Other Portfolios Available under the Contracts
  F.       Rule 12b-1 Plans of the Trust
  G.       Addresses for Notices
  H.       Shared Funding Order

 1.  PARTIES AND PURPOSE

     This agreement (the "Agreement") is between certain  portfolios,  specified below and in Schedule  C, of  Franklin  Templeton  Variable  Insurance  Products
Trust, an open-end  management  investment company organized as a business trust under Massachusetts law (the "Trust"), Franklin Templeton Distributors,  Inc., a
California  corporation  which is the principal  underwriter  for the Trust (the
"Underwriter,"  and  together  with the Trust,  "we" or "us") and the  insurance company  identified  on  Schedule  a ("you") on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time ("Account" or "Accounts").

     The purpose of this Agreement is to entitle you, on behalf of the Accounts, to purchase and redeem the shares,  and classes of shares,  of portfolios of the
Trust  ("Portfolios")  that are identified on Schedule C, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts  ("Contracts")  that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

 2.  REPRESENTATIONS AND WARRANTIES

     2.1  REPRESENTATIONS AND WARRANTIES BY YOU

     You represent and warrant that:

          2.1.1 You are an insurance company duly organized and in good standing under the laws of your state of incorporation.

          2.1.2  All  of  your  directors,   officers,   employees,   and  other
individuals  or entities  dealing with the money and/or  securities of the Trust are and shall be at all times  covered  by a blanket  fidelity  bond or  similar coverage  for the  benefit of the Trust,  in an amount not less than $5 million.
Such bond shall  include  coverage  for  larceny and  embezzlement  and shall be issued by a reputable bonding company.  You agree to make all reasonable efforts to see that this bond or another bond  containing  such  provisions is always in effect,  and you agree to notify us in the event  that such  coverage  no longer applies.

          2.1.3 Each Account is a duly organized,  validly  existing  segregated asset account under  applicable  insurance law and interests in each Account are offered  exclusively  through  the  purchase  of or  transfer  into a  "variable contract"  within the  meaning of such terms under  Section 817 of the  Internal
Revenue Code of 1986, as amended  ("Code") and the regulations  thereunder.  You will  continue  to meet  such  definitional  requirements,  and will  notify  us immediately upon having a reasonable basis for believing that such  requirements have ceased to be met or that they might not be met in the future.

          2.1.4 Each Account  either:  (i) has been  registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment  Company Act of 1940 ("1940 Act");  or (ii) has not been so registered in proper reliance upon an exemption from registration  under Section
3(c)  of the  1940  Act;  if the  Account  is  exempt  from  registration  as an investment  company  under  Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately  upon having a reasonable  basis for believing  that such  exemption no longer applies or might not apply in the future.

          2.1.5 The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be,  registered as securities under the Securities Act of 1933, as amended (the "1933 Act");  or (ii) are not  registered  because they are properly exempt from  registration  under Section 3(a)(2) of the 1933 Act or will be offered  exclusively  in  transactions  that are  properly  exempt  from registration  under  Section 4(2) or Regulation D of the 1933 Act, in which case you will make  every  effort  to  maintain  such  exemption  and will  notify us immediately  upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

          2.1.6  The  Contracts:  (i) will be sold by  broker-dealers,  or their registered representatives,  who are registered with the Securities and Exchange
Commission  ("SEC")  under the  Securities  and Exchange Act of 1934, as amended
(the  "1934  Act")  and  who  are  members  in  good  standing  of the  National
Association of Securities  Dealers,  Inc. (the "NASD");  (ii) will be issued and sold in compliance  in all material  respects  with all  applicable  federal and state laws;  and (iii) will be sold in compliance in all material  respects with state insurance suitability requirements and NASD suitability guidelines.

          2.1.7 The  Contracts  currently  are and will be  treated  as  annuity contracts or life insurance  contracts under  applicable  provisions of the Code and you will maintain such treatment; you will notify us immediately upon having a reasonable  basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

          2.1.8  The fees and  charges  deducted  under  each  Contract,  in the aggregate,  are  reasonable in relation to the services  rendered,  the expenses expected to be incurred, and the risks assumed by you.

          2.1.9 You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

          2.1.10 Contracts will not be sold outside of the United States and its territories.

          2.1.11 With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on 3(c)(1) or Section 3(c)(7) thereof:

                 2.1.11.1  the principal  underwriter  for each such Account and any subaccounts thereof is a registered broker-dealer
                           with the SEC under the 1934 Act;

                 2.1.11.2  the  shares  of the  Portfolios  of the Trust are and will  continue to be the only  investment  securities
                           held by the corresponding subaccounts; and

                 2.1.11.3  with regard to each Portfolio,  you, on behalf of the corresponding subaccount, will:

                           (a)  vote  such   shares  held  by  it  in  the  same
                                proportion  as the vote of all other  holders of
                                such shares; and

                           (b)  refrain  from  substituting  shares  of  another
                                security  for  such  shares  unless  the SEC has
                                approved   such   substitution   in  the  manner
                                provided  in  Section  26 of the  1940  Act,  if
                                required.

          2.1.12  You  undertake   and  agree  to  comply,   and  to  take  full
responsibility  in complying with any and all laws,  regulations,  protocols and other  requirements  applicable  to  insurance  companies  and relating to money laundering both United States and foreign,  including,  without limitation,  the
International  Money Laundering  Abatement and  Anti-Terrorist  Financing Act of
2001  (Title III of the USA Patriot  Act),  hereinafter,  collectively  with the rules,  regulations  and  orders  promulgated  thereunder,  the  "Act,"  and any requirements  and/or  requests  in  connection  therewith,  made  by  regulatory authorities  having  jurisdiction,  the Trust or the  Underwriter  or their duly appointed  agents,  either  generally  or in respect of a specific  transaction, and/or in the context of a "primary money laundering  concern" as defined in the
Act.

You agree as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money  laundering laws,  regulations, orders or requirements applicable to insurance companies,  and without prejudice to the  generality  of the  above,  to  provide  regulatory  authorities  having jurisdiction,  the Trust, the Underwriter or their duly appointed  agents,  with all necessary reports and information for them to fulfill their obligations,  if any,  under the Act for the  purposes of the Trust,  the  Underwriter,  or other third parties  complying  with any and all anti-money  laundering  requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act,  the  filing of  Currency  Transaction  Reports  and/or  of  Suspicious
Activity  Reports  obligations  required  by the  Act,  and/or  the  sharing  of information requirements imposed by the Act.

In the event  satisfactory  reports and  information  are not received  within a reasonable  time  period  from  the  date  of  the  request,  the  Trust  or the
Underwriter  reserve the right to reject any  transaction  and/or  cease to deal with you and/or the Accounts.

Further,  you  represent  that you  have not  received  notice  of,  and to your knowledge,  there is no basis for, any claim,  action,  suit,  investigation  or proceeding  that might  result in a finding that you are not or have not been in compliance with the Act, and the rules and regulations  promulgated  thereunder.
You  agree  to  notify  the  Trust  and  the  Underwriter   immediately  if  the
representation  in the  previous  sentence  is no  longer  true  or if you  have reasonable basis for believing that such representation may no longer be true.

     2.2 REPRESENTATIONS AND WARRANTIES BY THE TRUST

     The Trust represents and warrants that:

          2.2.1 It is duly  organized and in good standing under the laws of the
State of Massachusetts.

          2.2.2 All of its  directors,  officers,  employees and others  dealing with the money and/or  securities  of a Portfolio  are and shall be at all times covered by a blanket  fidelity  bond or similar  coverage for the benefit of the
Trust in an amount not less than the minimum coverage  required by Rule 17g-1 or other  regulations  under the 1940 Act.  Such bond shall  include  coverage  for larceny and embezzlement and be issued by a reputable bonding company.

          2.2.3 It is registered as an open-end  management  investment  company under the 1940 Act.

          2.2.4  Each  class  of  shares  of  the  Portfolios  of the  Trust  is registered under the 1933 Act.

          2.2.5 It will amend its registration  statement under the 1933 Act and the 1940 Act from time to time as  required  in order to effect  the  continuous offering of its shares.

          2.2.6 It will comply, in all material respects, with the 1933 and 1940
Acts and the rules and regulations thereunder.

          2.2.7 The Trust and,  to the extent  applicable,  each  Portfolio,  is currently  qualified as a "regulated  investment  company" under Subchapter M of the Code or any successor provisions,  it will maintain such qualification,  and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

          2.2.8  Each   Portfolio   has   complied  and  will  comply  with  the
diversification  requirements for variable annuity,  endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder,  including without  limitation  Treasury  Regulation  1.817-5.  Upon having a reasonable  basis for  believing any Portfolio has ceased to comply and will not be able to  comply  within  the grace  period  afforded  by  Regulation
1.817-5,  the Trust will  notify you  immediately  and will take all  reasonable steps to adequately diversify the Portfolio to achieve compliance.

          2.2.9 It currently  intends for one or more classes of shares (each, a
"Class")  to make  payments  to finance  its  distribution  expenses,  including service  fees,  pursuant to a plan  ("Plan")  adopted under rule 12b-1 under the
1940 Act ("Rule 12b-1"),  although it may determine to discontinue such practice in the  future.  To  the  extent  that  any  Class  of the  Trust  finances  its distribution  expenses  pursuant to a Plan adopted  under rule 12b-1,  the Trust undertakes to comply with any then current SEC  interpretations  concerning rule
12b-1 or any successor provisions.

     2.3 REPRESENTATIONS AND WARRANTIES BY THE UNDERWRITER

     The Underwriter represents and warrants that:

          2.3.1 It is  registered as a broker dealer with the SEC under the 1934
Act, and is a member in good standing of the NASD.

          2.3.2  Each  investment   adviser  listed  on  Schedule  C  (each,  an
"Adviser")  is duly  registered as an  investment  adviser under the  Investment
Advisers Act of 1940, as amended, and any applicable state securities law.

          2.3.3  It  will  perform  its  obligations  under  this  Agreement  in accordance with the 1933 and 1940 Acts.

     2.4  WARRANTY AND AGREEMENT BY BOTH YOU AND US

     We  received  an order  from the SEC  dated  November  16,  1993  (file no.
812-8546),  which was amended by a notice and an order we received on  September
17, 1999 and October 13, 1999, respectively (file no. 812-11698)  (collectively, the "Shared  Funding  Order,"  attached to this  Agreement  as Schedule  H). The
Shared Funding Order grants  exemptions from certain  provisions of the 1940 Act and the regulations  thereunder to the extent  necessary to permit shares of the
Trust to be sold to and held by variable  annuity and  variable  life  insurance separate accounts of both affiliated and unaffiliated  life insurance  companies and qualified pension and retirement plans outside the separate account context.
You and we both  warrant  and agree  that both you and we will  comply  with the
"Applicants'  Conditions"  prescribed in the Shared Funding Order as though such conditions  were  set  forth  verbatim  in this  Agreement,  including,  without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding  contract owner voting privileges.  In order for the  Trust's  Board of Trustees to perform its duty to monitor for conflicts of interest,  you agree to inform us of the  occurrence of any of the events  specified in condition 2 of the Shared  Funding  Order to the extent that such event may or does result in a material  conflict of interest as defined in that order.

 3.  PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

     3.1 We will make shares of the Portfolios available to the Accounts for the benefit of the  Contracts.  The shares will be available for purchase at the net asset value per share next computed  after we (or our agent)  receive a purchase order,  as  established  in accordance  with the  provisions of the then current prospectus of the Trust.  Notwithstanding  the  foregoing,  the Trust's Board of
Trustees  ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or  terminate  the  offering of shares of any  Portfolio  if such action is required by law or by regulatory  authorities  having  jurisdiction or if, in the sole  discretion of the Trustees,  they deem such action to be in the best  interests of the  shareholders  of such  Portfolio.  Without  limiting the foregoing,  the Trustees have determined  that there is a significant  risk that the Trust and its  shareholders  may be adversely  affected by  investors  whose purchase and  redemption  activity  follows a market  timing  pattern,  and have authorized the Trust,  the Underwriter  and the Trust's  transfer agent to adopt procedures  and take other  action  (including,  without  limitation,  rejecting specific  purchase  orders)  as they deem  necessary  to reduce,  discourage  or eliminate market timing activity. You agree to cooperate with us to assist us in implementing the Trust's  restrictions on purchase and redemption  activity that follows a market timing pattern.

     3.2 We agree that  shares of the Trust will be sold only to life  insurance companies which have entered into fund  participation  agreements with the Trust
("Participating   Insurance  Companies")  and  their  separate  accounts  or  to qualified  pension  and  retirement  plans in  accordance  with the terms of the
Shared  Funding  Order and the  requirements  of Section  817(h) of the Code and
Treasury Regulation 1.817-5(f), and any successor provisions..  No shares of any
Portfolio will be sold to the general public.

     3.3 You agree that all net amounts  available  under the Contracts shall be invested  in: (i) the  Company's  general  account;  (ii)  investment  companies currently  available as funding  vehicles  for the  Contracts  and  appearing on
Schedule E of this Agreement; or (iii) other investment companies, provided that you shall have given the Trust and the  Underwriter  thirty  (30) days'  advance written notice of your intention to add such other investment companies.

     3.4 You shall be the  designee  for us for receipt of  purchase  orders and requests for  redemption  resulting  from  investment in and payments  under the
Contracts  ("Instructions").  The  Business Day on which such  Instructions  are received in proper form by you and time  stamped by the close of trading will be the date as of which Portfolio shares shall be deemed purchased,  exchanged,  or redeemed as a result of such Instructions.  Instructions received in proper form by you and time  stamped  after the close of trading on any given  Business  Day shall be treated as if received on the next following  Business Day. You warrant that all orders,  Instructions and  confirmations  received by you which will be transmitted  to us for  processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions we receive  after 9:30 a.m.  Eastern Time shall be  processed on the next  Business
Day.  "Business  Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust  calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

     3.5 We shall  calculate the net asset value per share of each  Portfolio on each Business Day, and shall  communicate  these net asset values to you or your designated  agent on a daily  basis as soon as  reasonably  practical  after the calculation is completed (normally by 6:30 p.m. Eastern time).

     3.6 You shall  submit  payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated  custodian,  which must receive such wires no later than the close of the Reserve  Bank,  which is 6:00 p.m.  East Coast  time,  on the  Business  Day following the Business Day as of which such purchases orders are made.

     3.7 We will redeem any full or  fractional  shares of any  Portfolio,  when requested by you on behalf of an Account,  at the net asset value next  computed after receipt by us (or our agent) of the request for redemption, as established in accordance  with the provisions of the then current  prospectus of the Trust.
We shall make  payment for such shares in the manner we  establish  from time to time,  but in no event  shall  payment be delayed  for a greater  period than is permitted by the 1940 Act.

     3.8  Issuance and  transfer of the  Portfolio  shares will be by book entry only. Stock  certificates  will not be issued to you or the Accounts.  Portfolio shares  purchased from the Trust will be recorded in the  appropriate  title for each Account or the appropriate subaccount of each Account.

     3.9 We shall furnish,  on or before the  ex-dividend  date, but in no event later than 6:30 p.m. Eastern time on the date the payment is made, notice to you that  there  will be or have been that day  income  dividends  or  capital  gain distributions  payable  on the  shares of any  Portfolio.  You  hereby  elect to receive all such income dividends and capital gain  distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change  this  election  in the  future.  We will  notify you of the number of shares so issued as payment of such dividends and distributions

     3.10 Each party to this  Agreement  agrees that, in the event of a material error resulting from incorrect  information or  confirmations,  the parties will seek to  comply in all  material  respects  with the  provisions  of  applicable federal securities laws.

 4.  FEES, EXPENSES, PROSPECTUSES, PROXY MATERIALS AND REPORTS

     4.1 We shall pay no fee or other  compensation  to you under this Agreement except as provided on Schedule F, if attached.

     4.2 We shall  prepare and be  responsible  for filing with the SEC, and any state regulators requiring such filing, all shareholder reports,  notices, proxy
materials  (or  similar  materials  such  as  voting  instruction   solicitation
materials),  prospectuses and statements of additional information of the Trust.
We shall bear the costs of preparation and filing of the documents listed in the preceding sentence,  registration and qualification of the Trust's shares of the
Portfolios.

     4.3 We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser,  in such form as you may reasonably  require,  as you shall  reasonably  request in connection with the preparation of disclosure  documents and annual and semi-annual reports pertaining to the Contracts.

     4.4 At your option, we shall provide you, at our expense,  with either: (i)
for each  Contract  owner who is invested  through  the Account in a  subaccount corresponding to a Portfolio ("designated subaccount"),  one copy of each of the following  documents on each  occasion  that such document is required by law or regulation  to be  delivered  to  such  Contract  owner  who  is  invested  in a
designated   subaccount:   the  Trust's  current   prospectus,   annual  report,
semi-annual   report  and  other  shareholder   communications,   including  any
amendments or supplements to any of the foregoing,  pertaining  specifically  to the Portfolios  ("Designated Portfolio Documents");  or (ii) a camera ready copy of such Designated  Portfolio Documents in a form suitable for printing and from which information  relating to series of the Trust other than the Portfolios has been deleted to the extent  practicable.  In connection with clause (ii) of this paragraph,  we will pay for  proportional  printing  costs  for such  Designated
Portfolio  Documents in order to provide one copy for each Contract owner who is invested in a  designated  subaccount  on each  occasion  that such  document is required by law or  regulation  to be  delivered  to such  Contract  owner,  and provided the appropriate  documentation is provided and approved by us. We shall provide  you  with a  copy  of  the  Trust's  current  statement  of  additional information, including any amendments or supplements, in a form suitable for you to duplicate. The expenses of furnishing,  including mailing, to Contract owners the documents  referred to in this paragraph  shall be borne by you. For each of the documents  provided to you in accordance  with clause (i) of this  paragraph
4.4, we shall  provide you,  upon your request and at your  expense,  additional copies.  In no event  shall we be  responsible  for the  costs  of  printing  or delivery of Designated  Portfolio  Documents to potential or new Contract owners or the delivery of Designated Portfolio Documents to existing contract owners.

     4.5  We  shall   provide   you,  at  our   expense,   with  copies  of  any
Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount.
You shall bear the costs of distributing  proxy materials (or similar  materials such as voting solicitation instructions) to Contract owners.

     4.6  You  assume  sole   responsibility   for  ensuring  that  the  Trust's
prospectuses,  shareholder reports and  communications,  and proxy materials are delivered to Contract  owners in accordance  with  applicable  federal and state securities laws.

 5.  VOTING

     5.1 All  Participating  Insurance  Companies shall have the obligations and
responsibilities   regarding  pass-through  voting  and  conflicts  of  interest corresponding to those contained in the Shared Funding Order.

     5.2 If and to the extent  required by law,  you shall:  (i) solicit  voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions  received from Contract owners; and (iii) vote Trust shares for which no instructions  have been received in the same proportion as Trust shares of such Portfolio for which  instructions have been received;  so long as and to the  extent  that  the SEC  continues  to  interpret  the  1940  Act to  require pass-through  voting  privileges for variable  contract owners.  You reserve the right to vote Trust shares held in any Account in your own right,  to the extent permitted by law.

     5.3 So long as, and to the extent that,  the SEC interprets the 1940 Act to require  pass-through  voting privileges for Contract owners,  you shall provide pass-through  voting  privileges to Contract  owners whose  Contract  values are invested,  through  the  Accounts,  in shares of one or more  Portfolios  of the
Trust.  We shall  require all  Participating  Insurance  Companies  to calculate voting  privileges in the same manner and you shall be responsible  for assuring that the Accounts  calculate voting privileges in the manner  established by us.
With  respect to each  Account,  you will vote shares of each  Portfolio  of the
Trust  held by an  Account  and for which no  timely  voting  instructions  from
Contract owners are received in the same proportion as those shares held by that
Account for which voting instructions are received.  You and your agents will in no way  recommend or oppose or interfere  with the  solicitation  of proxies for
Portfolio  shares held to fund the Contracts  without our prior written consent, which consent may be withheld in our sole discretion.

 6.  SALES MATERIAL, INFORMATION AND TRADEMARKS

     6.1 For purposes of this Section 6, "Sales  literature or other Promotional material"  includes,  but is not limited to,  portions of the following that use any  logo or  other  trademark  related  to the  Trust,  or  Underwriter  or its affiliates, or refer to the Trust: advertisements (such as material published or
designed  for  use  in  a  newspaper,   magazine  or  other  periodical,  radio,
television, telephone or tape recording, videotape display, signs or billboards,
motion  pictures,   electronic  communication  or  other  public  media),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts or any other  advertisement,  sales  literature or published  article or electronic communication),  educational  or  training  materials  or  other  communications distributed  or made  generally  available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

     6.2 You shall furnish,  or cause to be furnished to us or our designee,  at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information,  as applicable
(collectively "Disclosure Documents"),  as well as any report,  solicitation for voting instructions,  Sales literature or other Promotional  materials,  and all amendments  to any of the above that relate to the Contracts or the Accounts and also refer to a Portfolio,  the Trust,  the Underwriter or an Adviser,  prior to its first use. You shall furnish,  or shall cause to be furnished,  to us or our designee each piece of Sales literature or other  Promotional  material in which the Trust or an Adviser is named,  at least ten (10)  Business Days prior to its proposed use. No such material  shall be used unless we or our designee  approve such material and its proposed use.

     6.3 You and  your  agents  shall  not  give  any  information  or make  any representations  or statements  on behalf of the Trust or concerning  the Trust, the  Underwriter  or an  Adviser,  other  than  information  or  representations
contained  in  and  accurately  derived  from  the  registration   statement  or
prospectus for the Trust shares (as such  registration  statement and prospectus may be  amended  or  supplemented  from time to time),  annual  and  semi-annual reports of the Trust,  Trust-sponsored proxy statements,  or in Sales literature or other Promotional  material approved by the Trust or its designee,  except as required  by  legal  process  or  regulatory  authorities  or with  the  written permission  of the Trust or its  designee.  You shall send us a complete copy of each  Disclosure  Document  and item of Sales  literature  or other  Promotional materials in its final form within twenty (20) days of its first use.

     6.4 We shall  not  give any  information  or make  any  representations  or statements  on behalf of you or  concerning  you, the Accounts or the  Contracts other  than  information  or  representations,  including  naming you as a Trust shareholder,  contained in and accurately derived from Disclosure  Documents for the Contracts (as such Disclosure  Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional  materials,  except as required by legal process or regulatory authorities or with your written permission.

     6.5 Except as provided in Section  6.2,  you shall not use any  designation comprised in whole or part of the names or marks  "Franklin" or  "Templeton"  or any logo or other  trademark  relating to the Trust or the  Underwriter  without prior written  consent,  and upon  termination of this Agreement for any reason, you  shall  cease  all use of any  such  name  or  mark  as  soon as  reasonably practicable.

     6.6 You  shall  furnish  to us ten (10)  Business  Days  prior to its first submission  to the  SEC or its  staff,  any  request  or  filing  for  no-action assurance or exemptive  relief naming,  pertaining to, or affecting,  the Trust, the Underwriter or any of the Portfolios.

 7.  INDEMNIFICATION

     7.1 INDEMNIFICATION BY YOU

          7.1.1 You agree to indemnify  and hold harmless the  Underwriter,  the
Trust and each of its Trustees,  officers, employees and agents and each person, if any,  who controls the Trust within the meaning of Section 15 of the 1933 Act
(collectively,  the  "Indemnified  Parties" and  individually  the  "Indemnified
Party" for  purposes  of this  Section 7) against  any and all  losses,  claims, damages,  liabilities  (including  amounts paid in settlement  with your written
consent,   which  consent  shall  not  be  unreasonably  withheld)  or  expenses
(including the reasonable  costs of investigating or defending any alleged loss, claim,  damage,  liability or expense and reasonable legal counsel fees incurred in connection  therewith)  (collectively,  "Losses"),  to which the  Indemnified
Parties may become subject under any statute or regulation,  or at common law or otherwise,  insofar as such  Losses are  related to the sale or  acquisition  of shares of the Trust or the Contracts and

                 7.1.1.1 arise out of or are based upon any untrue statements or alleged  untrue  statements of any material fact  contained in a Disclosure
     Document  for the  Contracts  or in the  Contracts  themselves  or in sales literature  generated  or  approved  by you on behalf of the  Contracts  or
     Accounts  (or  any  amendment  or  supplement  to  any  of  the  foregoing)
     (collectively,  "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the  omission  or the  alleged  omission  to state therein a material fact required to be stated therein or necessary to make the statements  therein not  misleading,  provided that this indemnity shall not apply as to any  Indemnified  Party if such statement or omission or such alleged  statement  or omission  was made in reliance  upon and was accurately  derived  from  written  information  furnished  to you by or on behalf of the Trust for use in Company  Documents or  otherwise  for use in connection with the sale of the Contracts or Trust shares; or

                 7.1.1.2   arise   out  of  or   result   from   statements   or
     representations (other than statements or representations  contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control,  with respect to the sale or acquisition of the Contracts or Trust shares; or

                 7.1.1.3  arise out of or result  from any untrue  statement  or alleged untrue statement of a material fact contained in Trust Documents as defined  below in Section 7.2 or the omission or alleged  omission to state therein a material fact required to be stated  therein or necessary to make the  statements  therein not  misleading if such  statement or omission was made in reliance  upon and  accurately  derived  from  written  information furnished to the Trust by or on behalf of you; or

                 7.1.1.4  arise  out of or  result  from any  failure  by you to provide the services or furnish the materials  required  under the terms of this Agreement;

                 7.1.1.5 arise out of or result from any material  breach of any representation  and/or  warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

                 7.1.1.6  arise out of or result  from a Contract  failing to be considered a life  insurance  policy or an annuity  Contract,  whichever is appropriate,  under applicable provisions of the Code thereby depriving the
     Trust of its compliance with Section 817(h) of the Code.

          7.1.2 You shall not be liable  under  this  indemnification  provision with  respect to any Losses to which an  Indemnified  Party would  otherwise  be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross  negligence in the  performance of such  Indemnified  Party's duties or by reason of such Indemnified  Party's reckless disregard of obligations and duties under this  Agreement or to the Trust or  Underwriter,  whichever is applicable.
You shall also not be liable under this  indemnification  provision with respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified you in writing within a reasonable time after the summons or other first legal process  giving  information  of the nature of the claim shall have been served upon such Indemnified  Party (or after such  Indemnified  Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any  liability  which it may have to the  Indemnified  Party  against  whom  such  action  is  brought otherwise than on account of this  indemnification  provision.  In case any such action is brought  against  the  Indemnified  Parties,  you shall be entitled to participate,  at your own  expense,  in the defense of such  action.  Unless the
Indemnified  Party releases you from any further  obligations under this Section
7.1,  you also shall be  entitled to assume the defense  thereof,  with  counsel satisfactory  to the party  named in the action.  After  notice from you to such party of your  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses  subsequently  incurred by such party  independently in connection with the defense thereof other than reasonable costs of investigation.

          7.1.3  The  Indemnified  Parties  will  promptly  notify  you  of  the commencement  of any litigation or proceedings  against them in connection  with the  issuance or sale of the Trust shares or the  Contracts or the  operation of the Trust.

     7.2  INDEMNIFICATION BY THE UNDERWRITER

          7.2.1 The  Underwriter  agrees to indemnify and hold harmless you, and each of your  directors  and officers and each person,  if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified
Parties" and  individually an  "Indemnified  Party" for purposes of this Section
7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement  with the written consent of the  Underwriter,  which consent shall not be unreasonably  withheld) or expenses (including the reasonable costs of  investigating  or defending any alleged loss,  claim,  damage,  liability or expense and  reasonable  legal counsel fees  incurred in  connection  therewith)
(collectively,  "Losses") to which the  Indemnified  Parties may become  subject under any  statute,  at common  law or  otherwise,  insofar  as such  Losses are related to the sale or  acquisition  of the shares of the Trust or the Contracts and:

                 7.2.1.1 arise out of or are based upon any untrue statements or
     alleged   untrue   statements  of  any  material  fact   contained  in  the
     Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively,  the "Trust
     Documents")  or arise out of or are based upon the  omission or the alleged omission to state therein a material fact required to be stated  therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified  Party if such statement  or omission of such  alleged  statement  or omission was made in reliance upon and in conformity with  information  furnished to us by or on behalf of you for use in the  Registration  Statement or prospectus for the
     Trust or in sales  literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                 7.2.1.2   arise  out  of  or  as  a  result  of  statements  or
     representations (other than statements or representations  contained in the
     Disclosure  Documents or sales literature for the Contracts not supplied by the  Underwriter  or persons under its control) or wrongful  conduct of the
     Trust, Adviser or Underwriter or persons under their control,  with respect to the sale or distribution of the Contracts or Trust shares; or

                 7.2.1.3  arise out of any untrue  statement  or alleged  untrue statement of a material  fact  contained in a Disclosure  Document or sales literature  covering the Contracts,  or any amendment thereof or supplement thereto,  or the omission or alleged  omission to state  therein a material fact  required to be stated  therein or necessary to make the  statement or statements  therein not misleading,  if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust;
     or

                 7.2.1.4  arise as a result of any  failure by us to provide the services  and  furnish  the  materials  under the  terms of this  Agreement
     (including a failure,  whether unintentional or in good faith or otherwise, to comply with the qualification  representation specified above in Section
     2.2.7  and the  diversification  requirements  specified  above in  Section
     2.2.8); or

                 7.2.1.5 arise out of or result from any material  breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material  breach of this Agreement by the  Underwriter;  as limited by and in accordance  with the  provisions of
     Sections 7.2.2 and 7.2.3 hereof.

          7.2.2 The Underwriter  shall not be liable under this  indemnification provision  with  respect  to any  Losses  to which an  Indemnified  Party  would otherwise be subject by reason of such Indemnified Party's willful  misfeasance, bad faith, or gross  negligence in the performance of such  Indemnified  Party's
duties  or  by  reason  of  such  Indemnified   Party's  reckless  disregard  of
obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.

          7.2.3 The Underwriter  shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified the Underwriter in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought
against  the  Indemnified   Parties,   the  Underwriter   will  be  entitled  to
participate,  at its own expense, in the defense thereof. Unless the Indemnified
Party releases the Underwriter from any further  obligations  under this Section
7.2, the Underwriter also shall be entitled to assume the defense thereof,  with counsel  satisfactory  to the party named in the action.  After  notice from the
Underwriter  to such party of the  Underwriter's  election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter  will not be liable to such party under this
Agreement for any legal or other  expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.2.4 You agree promptly to notify the Underwriter of the commencement of any  litigation  or  proceedings  against you or the  Indemnified  Parties in connection  with the issuance or sale of the  Contracts or the operation of each
Account.

     7.3  INDEMNIFICATION BY THE TRUST

          7.3.1 The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively,  the "Indemnified  Parties"
for purposes of this Section 7.3) against any and all losses,  claims,  damages, liabilities  (including  amounts paid in settlement  with the written consent of the Trust,  which  consent  shall not be  unreasonably  withheld) or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute,  at common law or otherwise,  insofar as such losses, claims,  damages,  liabilities  or expenses  (or actions in respect  thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any  material  breach of any  representation  and/or warranty made by the Trust in this  Agreement or arise out of or result from any other  material  breach of this  Agreement  by the  Trust;  as limited by and in accordance  with the  provisions  of  Sections  7.3.2  and 7.3.3  hereof.  It is understood  and expressly  stipulated  that neither the holders of shares of the
Trust  nor any  Trustee,  officer,  agent  or  employee  of the  Trust  shall be personally  liable  hereunder,  nor  shall any  resort  be had to other  private property for the  satisfaction  of any claim or  obligation  hereunder,  but the
Trust only shall be liable.

          7.3.2  The  Trust  shall  not be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed  against any Indemnified  Party as such may arise from such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.

          7.3.3  The  Trust  shall  not be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party  shall  have  notified  the Trust in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claims  shall  have been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any  designated  agent),  but failure to notify the Trust of any such claim shall not relieve the Trust from any  liability  which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified Parties,  the Trust will be entitled to participate,  at its own expense,  in the defense thereof.  Unless the Indemnified Party releases the Trust from any further  obligations  under this  Section 7.3, the Trust also shall be entitled to assume the defense  thereof,  with counsel  satisfactory to the party named in the action.  After notice from the Trust to such party of the
Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any  additional  counsel  retained by it, and the Trust will not be liable to such  party  under this  Agreement  for any legal or other expenses  subsequently  incurred by such party  independently in connection with the defense thereof other than reasonable costs of investigation.

          7.3.4 You agree  promptly to notify the Trust of the  commencement  of any  litigation  or  proceedings  against  you or  the  Indemnified  Parties  in connection  with this  Agreement,  the issuance or sale of the  Contracts,  with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

 8.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other  party at the  address of such  party set forth in  Schedule G below or at such other  address  as such party may from time to time  specify in writing to the other party.

 9.  TERMINATION

     9.1 This  Agreement  may be terminated by any party in its entirety or with respect  to one,  some or all  Portfolios  for any  reason by  ninety  (90) days advance  written  notice  delivered to the other parties.  This Agreement  shall terminate  immediately  in the event of its  assignment by any party without the prior written approval of the other parties, or as otherwise required by law.

     9.2 This Agreement may be terminated  immediately by us upon written notice to you if:

          9.2.1 (i) you breach any of the representations and warranties made in this  Agreement;  or (ii) you  inform  us that any of such  representations  and warranties  may no longer be true or might not be true in the  future;  or (iii)
any of such  representations  and warranties were not true on the effective date of this Agreement,  are at any time no longer true, or have not been true during any time since the effective date of this Agreement; or

          9.2.2 you give us the written  notice  specified  above in Section 3.3 and at the same time you give us such notice there was no notice of  termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 9.2.2 shall be effective forty-five (45) days after the notice specified in Section 3.3 was given.

     9.3 This Agreement may be terminated immediately by written notice from you to the Trust and the Underwriter  upon any breach by the Trust of the warranties and/or representations provided in Sections 2.2.7 or 2.2.8, above.

     9.4 If this Agreement is terminated  for any reason,  except as required by the Shared Funding Order, we may, at our option and pursuant to all of the terms and  conditions of this  Agreement:  (i) continue to make  available  additional shares of any  Portfolio  for any or all  Contracts or Accounts  existing on the effective date of termination of this Agreement;  or (ii) involuntarily  redeem, at our  option in kind or for  cash,  shares  of any  Portfolio,  for any or all
Contracts or Accounts  existing on the  effective  date of  termination  of this
Agreement.  If this  Agreement is terminated  as required by the Shared  Funding
Order, its provisions shall govern.

     9.5 The provisions of Sections 2  (Representations  and  Warranties)  and 7
(Indemnification)  shall survive the  termination of this  Agreement.  All other applicable  provisions of this Agreement  shall survive the  termination of this
Agreement,  as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 9.4, except that we shall have no further  obligation to sell Trust shares with respect to Contracts issued after termination.

     9.6 You shall not redeem Trust shares  attributable  to the  Contracts  (as opposed to Trust shares attributable to your assets held in the Account) except:
(i) as necessary to implement Contract owner initiated or approved transactions;
(ii) as required by state  and/or  federal  laws or  regulations  or judicial or other  legal  precedent  of general  application  (hereinafter  referred to as a
"Legally  Required  Redemption");  or (iii) as  permitted by an order of the SEC pursuant to Section  26(b) of the 1940 Act.  Upon  request,  you shall  promptly furnish to us the opinion of your counsel  (which  counsel  shall be  reasonably satisfactory  to us) to the effect that any  redemption  pursuant to clause (ii)
above is a Legally  Required  Redemption.  Furthermore,  you  shall not  prevent
Contract  owners  from  allocating  payments  to any  Portfolio  that  has  been available  under a Contract  without  first  giving us ninety (90) days  advance written notice of your intention to do so.

10.  MISCELLANEOUS

     10.1 The  captions  in this  Agreement  are  included  for  convenience  of reference  only and in no way define or delineate any of the  provisions of this
Agreement or otherwise affect their construction or effect.

     10.2  This  Agreement  may  be  executed  simultaneously  in  two  or  more counterparts,  all of which taken  together  shall  constitute  one and the same instrument.

     10.3 If any provision of this Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.4 This Agreement shall be construed and its provisions interpreted under and in  accordance  with the laws of the State of  California.  It shall also be subject  to the  provisions  of the  federal  securities  laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive  relief,  and to the  conditions of such orders.  We shall promptly forward copies of any such orders to you.

     10.5  The  parties  to  this  Agreement  acknowledge  and  agree  that  all liabilities of the Trust arising, directly or indirectly,  under this Agreement, of any and every nature whatsoever,  shall be satisfied solely out of the assets of the  Trust  and that no  Trustee,  officer,  agent or  holder  of  shares  of beneficial  interest  of the  Trust  shall  be  personally  liable  for any such liabilities.

     10.6 The parties to this Agreement agree that the assets and liabilities of each  Portfolio  of the Trust are  separate  and  distinct  from the  assets and liabilities of each other  Portfolio.  No Portfolio  shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

     10.7 Each party to this Agreement shall cooperate with each other party and all appropriate  governmental authorities (including without limitation the SEC, the NASD,  and state  insurance  regulators)  and shall permit such  authorities reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.8 Each party shall treat as  confidential  all  information of the other party  which  the  parties  agree  in  writing  is  confidential  ("Confidential
Information").  Except  as  permitted  by  this  Agreement  or  as  required  by appropriate governmental authority (including,  without limitation, the SEC, the
NASD, or state  securities and insurance  regulators)  the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain,  without the express  written  consent of the party providing the Confidential Information.

     10.9 The rights,  remedies and obligations  contained in this Agreement are cumulative and are in addition to any and all rights,  remedies and obligations, at law or in equity,  which the parties to this  Agreement are entitled to under state and federal laws.

     10.10  The  parties  to this  Agreement  acknowledge  and  agree  that this
Agreement  shall not be exclusive in any  respect,  except as provided  above in
Section 3.3.

     10.11 Neither this  Agreement nor any rights or  obligations  created by it may be assigned by any party  without  the prior  written  approval of the other parties.

     10.12 No  provisions  of this  Agreement  may be amended or modified in any manner except by a written  agreement  properly  authorized and executed by both parties.

     IN WITNESS  WHEREOF,  each of the parties have caused their duly authorized officers to execute this Agreement.

The Company:                            FIRST SECURITY BENEFIT LIFE INSURANCE
                                        AND ANNUITY COMPANY OF NEW YORK

                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:

     The Trust:                         FRANKLIN TEMPLETON VARIABLE
     ONLY ON BEHALF OF EACH             INSURANCE PRODUCTS TRUST
     PORTFOLIO LISTED ON
     SCHEDULE C HEREOF.

                                        By:
                                             -----------------------------------
                                        Name:   Karen L. Skidmore
                                        Title:  Assistant Vice President

     The Underwriter:                   FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                        By:
                                             -----------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE A

                         THE COMPANY AND ITS DISTRIBUTOR

First Security Benefit Life Insurance and Annuity Company of New York
70 West Red Oak Lane, 4th Floor
White Plains, New York 10604

A life insurance company incorporated under New York law.

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

1.  Name:                             Variable Annuity Account A
    Date Established:                 January 22, 1996
    SEC Registration Number:          811-____

                                   SCHEDULE C

  AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST; INVESTMENT ADVISERS

FRANKLIN TEMPLETON VARIABLE
INSURANCE PRODUCTS TRUST                    INVESTMENT ADVISER
---------------------------                 ------------------

Franklin Small Cap Fund, Class 2            Franklin Advisers, Inc.
Templeton Developing Markets                Templeton Asset Management, Ltd.
  Securities Fund, Class 2
Templeton International Securities          Templeton Investment Counsel, LLC
  Fund, Class 2

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

------------------------------------------------------------------------------------------
                          PRODUCT NAME
                         REGISTERED Y/N       SEPARATE ACCOUNT NAME        CLASSES OF
     INSURANCE            1933 ACT #,            REGISTERED Y/N            SHARES AND
#    COMPANY             STATE FORM ID             1940 ACT #              PORTFOLIOS
------------------------------------------------------------------------------------------
01   First Security    AdvisorDesigns         Separate Account Name:       Franklin Small
     Benefit Life      Registered:  Yes       Variable Annuity Account A     Cap Fund,
     Insurance and     1933 Act #:            Registered:  Yes               Class 2
     Annuity Company   State Form #: FSB216   1940 Act #:                  Templeton
     of New York                                                             Developing
                                                                             Markets
                                                                             Securities
                                                                             Fund, Class 2
                                                                           Templeton
                                                                             International
                                                                             Securities
                                                                             Fund, Class 2
------------------------------------------------------------------------------------------

                                   SCHEDULE E

                 OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

o  AIM V.I. Capital Appreciation Series I          o  Rydex Biotechnology
o  Federated High Income Bond II -                 o  Rydex Consumer Products
     Service Shares                                o  Rydex Electronics
o  Federated Fund for U.S. Government              o  Rydex Energy
     Securities II                                 o  Rydex Energy Services
o  Fidelity VIP II Contrafund                      o  Rydex Financial Services
o  Fidelity VIP II Index 500                       o  Rydex Health Care
o  Fidelity VIP II Investment-Grade Bond           o  Rydex Internet
o  Fidelity VIP III Growth Opportunities           o  Rydex Leisure
o  Neuberger Berman AMT Guardian Portfolio         o  Rydex Precious Metals
o  Neuberger Berman AMT Partners Portfolio         o  Rydex Real Estate
o  Rydex Money Market                              o  Rydex Retailing
o  OppenheimerFunds Global                         o  Rydex Sector Rotation
o  Rydex Arktos                                    o  Rydex Technology
o  Rydex Medius                                    o  Rydex Telecommunications
o  Rydex Mekros                                    o  Rydex Titan 500
o  Rydex Nova                                      o  Rydex Transportation
o  Rydex OTC                                       o  Rydex U.S. Government Bond
o  Rydex Ursa                                      o  Rydex Utilities
o  Rydex Large Cap Europe                          o  Rydex Velocity 100
o  Rydex Large Cap Japan                           o  Strong Opportunity
o  Rydex Banking
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                                   SCHEDULE F

                                RULE 12B-1 PLANS

COMPENSATION SCHEDULE

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions  referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated  as a  percentage  per  year  of  Class  2's  average  daily  net  assets represented by shares of Class 2.

                                                                  MAXIMUM ANNUAL
PORTFOLIO NAME                                                     PAYMENT RATE

Franklin Small Cap Fund, Class 2                                      0.25%
Templeton Developing Markets Securities Fund, Class 2                 0.25%
Templeton International Securities Fund, Class 2                      0.25%

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account,  purchases Trust Portfolio shares
("Eligible  Shares")  which are subject to a Rule 12b-1 plan  adopted  under the
1940 Act (the "Plan"), the Company may participate in the Plan.

     To  the  extent  the  Company  or  its  affiliates,   agents  or  designees
(collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares
("Rule 12b-1 Services") or variable  contracts  offering  Eligible  Shares,  the
Underwriter,  the Trust or their affiliates  (collectively,  "we") may pay you a
Rule 12b-1 fee.  "Rule  12b-1  Services"  may  include,  but are not limited to, printing of  prospectuses  and reports used for sales  purposes,  preparing  and distributing sales literature and related expenses, advertisements, education of dealers and their representatives,  and similar  distribution-related  expenses, furnishing personal services to owners of Contracts which may invest in Eligible
Shares  ("Contract  Owners"),  education of Contract Owners,  answering  routine inquiries  regarding a  Portfolio,  coordinating  responses  to  Contract  Owner inquiries regarding the Portfolios,  maintaining such accounts or providing such other  enhanced  services as a Trust  Portfolio  or  Contract  may  require,  or providing other services  eligible for service fees as defined under NASD rules.
Your  acceptance  of such  compensation  is your  acknowledgment  that  eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of
Eligible  Shares  owned by the Company on behalf of its  Accounts,  and shall be calculated on the basis and at the rates set forth in the Compensation  Schedule stated  above.  The  aggregate  annual fees paid pursuant to each Plan shall not
exceed  the  amounts  stated  as  the  "annual   maximums"  in  the  Portfolio's
prospectus,  unless an increase is approved by  shareholders  as provided in the
Plan. These maximums shall be a specified  percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its
Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its  effective  Prospectus).  The Rule  12b-1 fee will be paid to you within  thirty  (30) days after the end of the  three-month  periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's  Boards of Trustees  ("Trustees")  with respect to the Rule 12b-1 fees paid to you pursuant to the Plans.  We shall furnish to the  Trustees,  for their  review on a quarterly  basis,  a written  report of the amounts  expended under the Plans and the purposes for which such expenditures were made.

     The Plans and  provisions of any  agreement  relating to such Plans must be approved annually by a vote of the Trustees,  including the Trustees who are not interested  persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority  of the  Disinterested  Trustees,  or by a vote of a majority of the  outstanding  shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that  terminates the  Underwriting  Agreement  between the
Underwriter  and the Trust,  and/or the management or  administration  agreement between Franklin Advisers,  Inc. and its affiliates and the Trust.  Continuation of the Plans is also  conditioned on  Disinterested  Trustees  being  ultimately responsible for selecting and nominating any new Disinterested  Trustees.  Under
Rule 12b-1,  the Trustees have a duty to request and  evaluate,  and persons who are  party to any  agreement  related  to a Plan  have a duty to  furnish,  such information  as may  reasonably  be  necessary to an informed  determination  of whether the Plan or any agreement should be implemented or continued. Under Rule
12b-1,  the Trust is permitted to implement or continue  Plans or the provisions of any  agreement  relating to such Plans from  year-to-year  only if,  based on certain legal  considerations,  the Trustees are able to conclude that the Plans will  benefit  each  affected  Trust  Portfolio  and class.  Absent  such yearly determination,  the Plans must be terminated as set forth above. In the event of the  termination of the Plans for any reason,  the provisions of this Schedule F relating  to the Plans will also  terminate.(Kevin,  this is really a matter for the life company to deal with. If you feel strongly that  something  along these lines needs to be in here, we should use the language  from the  agreement  with
SBL.)

Any obligation  assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person  shall  seek  satisfaction thereof  from  shareholders  of the  Trust.  You agree to waive  payment  of any amounts  payable  to you by  Underwriter  under a Plan  until  such  time as the
Underwriter has received such fee from the Trust.

The   provisions  of  the  Plans  shall  control  over  the  provisions  of  the
Participation  Agreement,  including  this  Schedule  F,  in  the  event  of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and  regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company:         First Security Benefit Life Insurance
                          and Annuity Company of New York
                        70 West Red Oak Lane, 4th Floor
                        White Plains, New York 10604
                        Attention:  Chief Administrative Officer

                        With a copy to:
                        Security Benefit Life Insurance Company
                        One Security Benefit Place
                        Topeka, Kansas 66636
                        Attention:  General Counsel

To the Trust:           Franklin Templeton Variable Insurance Products Trust
                        1 Franklin Parkway
                        San Mateo, California 94403
                        Attention:  Karen L. Skidmore
                                    Assistant Vice President

To the Underwriter:     Franklin Templeton Distributors, Inc.
                        1 Franklin Parkway
                        San Mateo, California  94403
                        Attention:  Philip J. Kearns
                                    Vice President

                                   SCHEDULE H

                              SHARED FUNDING ORDER

                 Templeton Variable Products Series Fund, et al.

                               File No. 812-11698

                       SECURITIES AND EXCHANGE COMMISSION

                              Release No. IC-24018

                               1999 SEC LEXIS 1887

                               September 17, 1999

ACTION:  Notice of  application  for an amended  order of exemption  pursuant to
Section  6(c) of the  Investment  Company  Act of 1940 (the "1940 Act") from the provisions of Sections  9(a),  13(a),  15(a) and 15(b) of the 1940 Act and Rules
6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT:  Summary of  Application:  Templeton  Variable  Products  Series Fund (the
"Templeton  Trust"),   Franklin  Templeton  Variable  Insurance  Products  Trust
(formerly  Franklin  Valuemark  Funds) (the "VIP Trust," and  together  with the
Templeton Trust,  the "Funds"),  Templeton Funds Annuity Company ("TFAC") or any
successor to TFAC, and any future open-end  investment company for which TFAC or any  affiliate  is the  administrator,  sub-administrator,  investment  manager, adviser,  principal  underwriter,  or sponsor  ("Future  Funds") seek an amended order of the  Commission  to (1) add as  parties to that order the VIP Trust and any  Future  Funds and (2)  permit  shares of the Funds and  Future  Funds to be issued  to and held by  qualified  pension  and  retirement  plans  outside  the separate account context.

Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable
Insurance  Products  Trust,  Templeton Funds Annuity Company or any successor to
TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator,  sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the "Applicants").

Filing  Date:  The  application  was filed on July 14,  1999,  and  amended  and restated on September 17, 1999.

Hearing or  Notification of Hearing:  An order granting the application  will be issued unless the Commission orders a hearing.  Interested persons may request a hearing by writing to the  Secretary of the  Commission  and serving  Applicants with a copy of the request,  personally or by mail.  Hearing  requests should be received by the  Commission  by 5:30 p.m.,  on October 12,  1999,  and should be accompanied  by proof of service on the  Applicants  in the form of an affidavit or, for lawyers,  a certificate of service.  Hearing  requests  should state the nature of the  writer's  interest,  the reason for the  request,  and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

Addresses:  Secretary, Securities and Exchange Commission, 450 Fifth Street, NW,
Washington, D.C. 20549-0609.

Applicants:  Templeton  Variable  Products  Series Fund and  Franklin  Templeton
Variable  Insurance  Products Trust, 777 Mariners Island  Boulevard,  San Mateo,
California 94404, Attn: Karen L. Skidmore, Esq.

For Further Information Contact:  Kevin P. McEnery,  Senior Counsel, or Susan M.
Olson,  Branch  Chief,  Office of  Insurance  Products,  Division of  Investment
Management, at (202) 942-0670.

Supplementary  Information:  The following is a summary of the application.  The complete  application  is available  for a fee from the SEC's  Public  Reference
Branch,  450  Fifth  Street,  N.W.,  Washington,  D.C.  20549-0102  (tel.  (202)
942-8090).

Applicants' Representations:

   1.  Each of the  Funds  is  registered  under  the  1940  Act as an  open-end management  investment  company and was  organized as a  Massachusetts  business trust. The Templeton Trust currently  consists of eight separate series, and the
VIP Trust consists of twenty-five  separate series.  Each Fund's  Declaration of
Trust  permits the Trustees to create  additional  series of shares at any time.
The Funds  currently  serve as the  underlying  investment  medium for  variable annuity  contracts  and  variable  life  insurance  policies  issued by  various
insurance  companies.   The  Funds  have  entered  into  investment   management
agreements with certain investment managers ("Investment  Managers") directly or indirectly owned by Franklin  Resources,  Inc.  ("Resources"),  a publicly owned company engaged in the financial services industry through its subsidiaries.

   2. TFAC is an indirect,  wholly owned  subsidiary of  Resources.  TFAC is the sole insurance company in the Franklin Templeton  organization,  and specializes in the writing of variable  annuity  contracts.  The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. ("FT
Services"),  which  replaced  TFAC  in 1998 as  administrator,  and FT  Services subcontracts  certain services to TFAC. FT Services also serves as administrator to  all  series  of  the  VIP  Trust.  TFAC  and  FT  Services  provide  certain administrative facilities and services for the VIP and Templeton Trusts.

   3. On November 16, 1993,  the Commission  issued an order granting  exemptive relief  to  permit  shares  of the  Templeton  Trust  to be sold to and  held by
variable  annuity  and  variable  life  insurance   separate  accounts  of  both
affiliated and unaffiliated  life insurance  companies  (Investment  Company Act
Release  No.  19879,  File No.  812-8546)  (the  "Original  Order").  Applicants
incorporate by reference into the  application  the Application for the Original
Order and each amendment  thereto,  the Notice of  Application  for the Original
Order,  and the Original  Order,  to the extent  necessary,  to  supplement  the representations  made in the  application  in support of the  requested  relief.
Applicants  represent that all of the facts asserted in the  Application for the
Original  Order and any  amendments  thereto  remain  true and  accurate  in all material  respects to the extent  that such facts are  relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance  companies as the investment  vehicle for their separate  accounts  supporting  variable  annuity  contracts  and variable  life insurance contracts (collectively,  the "Variable Contracts").  Applicants state that the  Original  Order does not (i) include the VIP Trust or Future  Funds as parties,  nor (ii)  expressly  address  the sale of  shares  of the Funds or any
Future  Funds to qualified  pension and  retirement  plans  outside the separate account context including,  without limitation,  those trusts, plans,  accounts, contracts or annuities  described in Sections 401(a),  403(a),  403(b),  408(b),
408(k),  414(d),  457(b),  501(c)(18)  of the Internal  Revenue Code of 1986, as
amended (the "Code"),  and any other trust, plan,  contract,  account or annuity
that  is   determined   to  be   within   the  scope  of   Treasury   Regulation
1.817.5(f)(3)(iii) ("Qualified Plans").

   4. Separate  accounts owning shares of the Funds and their insurance  company depositors  are  referred  to in  the  application  as  "Participating  Separate
Accounts" and "Participating  Insurance Companies,"  respectively.  The use of a common  management  investment  company as the underlying  investment medium for both variable annuity and variable life insurance  separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as "mixed funding." The use of a common management  investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated  insurance companies is referred to as "shared funding."

Applicants' Legal Analysis:

   1. Applicants  request that the Commission issue an amended order pursuant to
Section  6(c) of the 1940 Act,  adding  the VIP Trust  and  Future  Funds to the
Original Order and exempting  scheduled premium variable life insurance separate accounts and flexible  premium  variable  life  insurance  separate  accounts of
Participating  Insurance Companies (and, to the extent necessary,  any principal underwriter  and depositor of such an account) and the Applicants  from Sections
9(a),  13(a),  15(a)  and  15(b) of the 1940  Act,  and  Rules  6e-2(b)(15)  and
6e-3(T)(b)(15) (and any comparable rule) thereunder, respectively, to the extent necessary  to permit  shares of the Funds and any Future Funds to be sold to and held by Qualified  Plans.  Applicants  submit that the exemptions  requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

   2. The  Original  Order  does not  include  the VIP Trust or Future  Funds as parties  nor  expressly  address  the sale of shares of the Funds or any  Future
Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original  Order and the Funds and any Future Funds be
permitted to offer and sell their shares to Qualified Plans.

   3. Section 6(c) of the 1940 Act provides,  in part, that the  Commission,  by order upon application,  may conditionally or unconditionally exempt any person, security  or  transaction,  or any class or classes of  persons,  securities  or transactions  from any  provisions  of the 1940 Act or the rules or  regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public  interest and consistent  with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

   4. In  connection  with  the  funding  of  scheduled  premium  variable  life insurance  contracts issued through a separate account registered under the 1940
Act as a unit  investment  trust  ("UIT"),  Rule  6e-2(b)(15)  provides  partial exemptions from various provisions of the 1940 Act, including the following: (1)
Section  9(a),  which makes it unlawful  for certain  individuals  to act in the capacity  of  employee,  officer,  or  director  for  a  UIT,  by  limiting  the application  of the  eligibility  restrictions  in  Section  9(a) to  affiliated persons  directly  participating  in the  management of a registered  management investment  company;  and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to
the extent that those sections might be deemed to require  "pass-through" voting with respect to an underlying fund's shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.

   5.  These  exemptions  are  available,  however,  only  where the  management investment  company  underlying  the separate  account (the  "underlying  fund")
offers its shares  "exclusively to variable life insurance  separate accounts of the life insurer, or of any affiliated life insurance company." Therefore,  Rule
6e-2 does not permit either mixed funding or shared  funding  because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance  separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance  separate  account of the same company or of any affiliated  life insurance  company.  Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

   6. In connection  with flexible  premium  variable life  insurance  contracts issued through a separate  account  registered under the 1940 Act as a UIT, Rule
6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a)
and 15(b) of the 1940 Act. These exemptions,  however,  are available only where the  separate  account's  underlying  fund  offers  its shares  "exclusively  to separate  accounts of the life  insurer,  or of any  affiliated  life  insurance company,  offering either scheduled contracts or flexible contracts, or both; or
which also offer their shares to variable annuity separate  accounts of the life insurer or of an affiliated  life insurance  company."  Therefore,  Rule 6e-3(T)
permits  mixed  funding  but does not permit  shared  funding  and also does not permit the sale of shares of the underlying  fund to Qualified  Plans.  As noted
above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding,  but did not expressly  address the sale of its shares to Qualified Plans.

   7.  Applicants  note  that if the Funds  were to sell  their  shares  only to
Qualified Plans,  exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary.  Applicants state that the relief provided for under Rule 6e-2(b)(15)
and Rule  6e-3(T)(b)(15)  does not relate to  qualified  pension and  retirement plans or to a registered investment company's ability to sell its shares to such plans.

   8.  Applicants  state that  changes in the federal  tax law have  created the opportunity for each of the Funds to increase its asset base through the sale of its shares to  Qualified  Plans.  Applicants  state that  Section  817(h) of the
Internal  Revenue  Code of  1986,  as  amended  (the  "Code"),  imposes  certain diversification standards on the assets underlying Variable Contracts.  Treasury
Regulations  generally require that, to meet the  diversification  requirements, all of the  beneficial  interests in the underlying  investment  company must be held by the segregated  asset accounts of one or more life insurance  companies.
Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this  requirement  that permits  trustees of a Qualified Plan to hold  shares  of an  investment  company,  the  shares of which are also held by insurance company  segregated asset accounts,  without  adversely  affecting the status  of  the  investment  company  as an  adequately  diversified  underlying investment of Variable  Contracts  issued through such segregated asset accounts
(Treas. Reg. 1.817-5(f)(3)(iii)).

   9.  Applicants  state  that  the   promulgation  of  Rules   6e-2(b)(15)  and
6e-3(T)(b)(15)  under  the 1940 Act  preceded  the  issuance  of these  Treasury
Regulations.  Thus,  Applicants  assert  that  the  sale of  shares  of the same investment  company  to both  separate  accounts  and  Qualified  Plans  was not
contemplated   at  the  time  of  the   adoption   of  Rules   6e-2(b)(15)   and
6e-3(T)(b)(15).

   10.  Section  9(a)  provides  that it is unlawful for any company to serve as
investment  adviser  or  principal   underwriter  of  any  registered   open-end
investment  company  if an  affiliated  person of that  company  is subject to a disqualification  enumerated in Section  9(a)(1) or (2). Rules  6e-2(b)(15)  and
6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding.  These  exemptions limit the  application of the eligibility  restrictions  to affiliated  individuals or companies  that  directly  participate  in  the  management  of  the  underlying portfolio investment company.

   11.  Applicants  state  that  the  relief  granted  in Rule  6e-2(b)(15)  and
6e-3(T)(b)(15)  from the requirements of Section 9 limits, in effect, the amount of monitoring  of an insurer's  personnel  that would  otherwise be necessary to ensure  compliance  with Section 9 to that which is  appropriate in light of the policy and purposes of Section 9.  Applicants  submit that those Rules recognize that it is not necessary for the protection of investors or the purposes  fairly intended by the policy and provisions of the 1940 Act to apply the provisions of
Section 9(a) to the many individuals  involved in an insurance  company complex, most of whom  typically  will  have no  involvement  in  matters  pertaining  to investment companies funding the separate accounts.

   12. Applicants to the Original Order previously requested and received relief from  Section  9(a) and  Rules  6e-2(b)(15)  and  6e-3(T)(b)(15)  to the  extent necessary  to permit  mixed and shared  funding.  Applicants  maintain  that the relief  previously  granted  from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans.  Those  individuals who participate  in the  management or  administration  of the Funds will remain the same  regardless of which Qualified  Plans use such Funds.  Applicants  maintain that  more  broadly  applying  the  requirements  of  Section  9(a)  because  of investment by Qualified Plans would not serve any regulatory purpose.  Moreover,
Qualified  Plans,  unlike  separate  accounts,  are  not  themselves  investment companies and therefore are not subject to Section 9 of the 1940 Act.

   13.  Applicants  state that Rules  6e-2(b)(15)(iii)  and  6e-3(T)(b)(15)(iii)
provide  exemptions from the  pass-through  voting  requirement  with respect to several  significant  matters,  assuming  the  limitations  on mixed and  shared funding  are  observed.  Rules  6e-2(b)(15)(iii)(A)  and  6e-3(T)(b)(15)(iii)(A)
provide that the insurance company may disregard the voting  instructions of its contractowners  with respect to the  investments  of an  underlying  fund or any contract between a fund and its investment adviser, when required to do so by an
insurance   regulatory  authority  (subject  to  the  provisions  of  paragraphs
(b)(5)(i)  and  (b)(7)(ii)(A)  of  the  Rules).  Rules  6e-2(b)(15)(iii)(B)  and
6e-3(T)(b)(15)(iii)(A)(2)  provide  that the  insurance  company  may  disregard contractowners' voting instructions if the contractowners initiate any change in such company's investment  policies,  principal  underwriter,  or any investment adviser (provided that  disregarding such voting  instructions is reasonable and subject to the other provisions of paragraphs  (b)(5)(ii) and  (b)(7)(ii)(B) and
(C) of the Rules).

   14.  Applicants  assert that  Qualified  Plans,  which are not  registered as investment companies under the 1940 Act, have no requirement to pass-through the voting  rights  to plan  participants.  Applicants  state  that  applicable  law expressly  reserves voting rights to certain  specified  persons.  Under Section
403(a) of the Employment  Retirement Income Security Act ("ERISA"),  shares of a fund sold to a  Qualified  Plan must be held by the  trustees  of the  Qualified
Plan.  Section  403(a) also provides  that the  trustee(s)  must have  exclusive authority  and  discretion  to manage and  control the  Qualified  Plan with two exceptions:  (1) when the Qualified Plan expressly  provides that the trustee(s)
are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper  directions  made in accordance with the terms  of the  Qualified  Plan  and not  contrary  to  ERISA;  and (2)  when the authority  to manage,  acquire or  dispose  of assets of the  Qualified  Plan is delegated to one or more investment  managers  pursuant to Section  402(c)(3) of
ERISA.  Unless one of the two above exceptions stated in Section 403(a) applies,
Qualified  Plan  trustees have the exclusive  authority and  responsibility  for voting  proxies.  Where  a named  fiduciary  to a  Qualified  Plan  appoints  an investment  manager,  the investment  manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the  trustees or the named fiduciary.  Where a Qualified Plan does not provide  participants with the right to give voting  instructions,  Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified  Plan  investors  with respect to voting of the respective
Fund's  shares.  Accordingly,  Applicants  state  that,  unlike  the  case  with insurance  company  separate  accounts,  the issue of the resolution of material irreconcilable  conflicts  with respect to voting is not present with respect to such Qualified  Plans since the Qualified Plans are not entitled to pass-through voting privileges.

   15. Even if a Qualified  Plan were to hold a  controlling  interest in one of the Funds,  Applicants  believe that such control would not  disadvantage  other investors  in  such  Fund  to any  greater  extent  than is the  case  when  any institutional  shareholder  holds a  majority  of the voting  securities  of any open-end management  investment company. In this regard,  Applicants submit that investment  in a Fund by a  Qualified  Plan will not  create  any of the  voting complications  occasioned  by mixed funding or shared  funding.  Unlike mixed or shared  funding,  Qualified Plan investor  voting rights cannot be frustrated by veto rights of insurers or state regulators.

   16. Applicants state that some of the Qualified Plans,  however,  may provide for the  trustee(s),  an  investment  adviser (or  advisers),  or another  named fiduciary  to  exercise  voting  rights in  accordance  with  instructions  from participants.  Where a Qualified  Plan provides  participants  with the right to give voting instructions,  Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular  Qualified Plan, either as a single group or in combination  with  participants in other  Qualified  Plans, would vote in a manner that would  disadvantage  Variable Contract  holders.  In sum,  Applicants  maintain that the purchase of shares of the Funds by Qualified
Plans  that  provide  voting  rights  does not  present  any  complications  not otherwise occasioned by mixed or shared funding.

   17.  Applicants  do not  believe  that the sale of the shares of the Funds to
Qualified  Plans  will  increase  the  potential  for  material   irreconcilable
conflicts  of  interest  between  or  among  different  types of  investors.  In particular,  Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

   18.  As  noted   above,   Section   817(h)  of  the  Code   imposes   certain
diversification standards on the underlying assets of variable contracts held in an underlying  mutual fund. The Code provides that a variable contract shall not be treated as an annuity  contract or life  insurance,  as  applicable,  for any period  (and any  subsequent  period)  for which  the  investments  are not,  in accordance with regulations  prescribed by the Treasury  Department,  adequately diversified.

   19. Treasury Department Regulations issued under Section 817(h) provide that, in  order  to  meet  the  statutory  diversification  requirements,  all  of the beneficial  interests in the  investment  company must be held by the segregated asset  accounts of one or more insurance  companies.  However,  the  Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying  mutual fund to be held by the  trustees  of a  qualified  pension or retirement  plan  without  adversely  affecting  the  ability  of  shares in the underlying fund also to be held by separate  accounts of insurance  companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus,
Applicants believe that the Treasury Regulations  specifically permit "qualified pension  or  retirement  plans"  and  separate  accounts  to  invest in the same underlying  fund.  For this reason,  Applicants  have concluded that neither the
Code nor the Treasury  Regulations or revenue  rulings  thereunder  presents any inherent conflict of interest.

   20.  Applicants  note that while there are differences in the manner in which distributions  from  Variable  Contracts and  Qualified  Plans are taxed,  these differences will have no impact on the Funds. When distributions are to be made, and a Separate  Account or Qualified Plan is unable to net purchase  payments to make the  distributions,  the Separate  Account and  Qualified  Plan will redeem shares of the Funds at their  respective net asset value in conformity with Rule
22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

   21. Applicants  maintain that it is possible to provide an equitable means of giving voting rights to  Participating  Separate Account  contractowners  and to
Qualified Plans. In connection with any meeting of shareholders,  the Funds will inform each  shareholder,  including each  Participating  Insurance  Company and
Qualified  Plan,  of  information  necessary  for the meeting,  including  their respective share of ownership in the relevant Fund. Each Participating Insurance
Company will then solicit voting  instructions in accordance with Rules 6e-2 and
6e-3(T), as applicable,  and its participation agreement with the relevant Fund.
Shares held by Qualified  Plans will be voted in accordance with applicable law.
The voting  rights  provided to  Qualified  Plans with  respect to shares of the
Funds  would be no  different  from the  voting  rights  that  are  provided  to
Qualified Plans with respect to shares of funds sold to the general public.

   22.  Applicants  have  concluded  that even if there should arise issues with respect  to  a  state  insurance  commissioner's  veto  powers  over  investment objectives where the interests of contractowners  and the interests of Qualified
Plans are in conflict,  the issues can be almost immediately  resolved since the trustees of (or  participants  in) the Qualified Plans can, on their own, redeem the shares out of the Funds.  Applicants note that state insurance commissioners have  been  given  the veto  power in  recognition  of the fact  that  insurance companies  usually cannot simply redeem their separate  accounts out of one fund and invest in another. Generally,  time-consuming,  complex transactions must be undertaken  to  accomplish  such  redemptions  and  transfers.  Conversely,  the
trustees  of  Qualified  Plans  or  the  participants  in   participant-directed
Qualified  Plans can make the decision  quickly and redeem their interest in the
Funds and  reinvest  in another  funding  vehicle  without  the same  regulatory impediments  faced by separate  accounts or, as is the case with most  Qualified
Plans, even hold cash pending suitable investment.

   23.  Applicants  also state that they do not see any  greater  potential  for material irreconcilable  conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible  future  changes in the federal tax laws than that which  already exist
between   variable   annuity   contractowners   and  variable   life   insurance
contractowners.

   24.  Applicants state that the sale of shares of the Funds to Qualified Plans in addition  to separate  accounts of  Participating  Insurance  Companies  will result in an increased  amount of assets  available for investment by the Funds.
This may benefit  variable  contractowners  by promoting  economies of scale, by permitting increased safety of investments through greater diversification,  and by making the addition of new portfolios more feasible.

   25.  Applicants  assert that,  regardless of the type of shareholders in each
Fund, each Fund's Investment  Manager is or would be contractually and otherwise obligated  to manage the Fund solely and  exclusively  in  accordance  with that
Fund's  investment  objectives,   policies  and  restrictions  as  well  as  any
guidelines  established by the Board of Trustees of such Fund (the "Board"). The
Investment  Manager  works with a pool of money and  (except in a few  instances where this may be required in order to comply  with state  insurance  laws) does not take into account the identity of the shareholders.  Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant  legal  impediment to permitting  the sale of shares of the Funds to
Qualified Plans.

   26.  Applicants  state that the  Commission  has permitted the amendment of a substantially  similar  original  order for the purpose of adding a party to the original order and has permitted  open-end  management  investment  companies to offer their shares  directly to Qualified Plan in addition to separate  accounts of affiliated or  unaffiliated  insurance  companies  which issue either or both variable  annuity  contracts or variable life  insurance  contracts.  Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified
Plans in connection with investment in the Funds.

   Applicants' Conditions:

   If  the  requested  amended  order  is  granted,  Applicants  consent  to the following conditions:

   1. A majority of the Board of each Fund shall  consist of persons who are not
"interested  persons"  thereof,  as defined by Section 2(a)(19) of the 1940 Act, and the  rules  thereunder  and as  modified  by any  applicable  orders  of the
Commission,  except  that if this  condition  is not met by reason of the death, disqualification  or bona fide resignation of any Board Member or Members,  then the operation of this condition shall be suspended:  (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining  Board  Members;  (b)
for a  period  of 60 days if a vote of  shareholders  is  required  to fill  the vacancy  or  vacancies;  or (c) for such  longer  period as the  Commission  may prescribe by order upon application.

   2. The Board will  monitor  their  respective  Fund for the  existence of any material  irreconcilable  conflict among the interests of the Variable  Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants  investing in the Funds.  The Board will determine what action,  if any,  shall be taken in response to such  conflicts.  A material  irreconcilable conflict  may arise for a variety of  reasons,  including:  (a) an action by any state  insurance  regulatory  authority;  (b) a change in applicable  federal or state  insurance,  tax or securities  laws or  regulations,  or a public ruling, private letter ruling,  no-action or interpretive  letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial  decision  in any  relevant  proceeding;  (d) the  manner  in which the investments  of  the  Funds  are  being  managed;  (e) a  difference  in  voting instructions given by variable annuity contract owners,  variable life insurance contract  owners,  and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting  instructions  of Variable  Contract  owners;  or (g) if applicable,  a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

   3.  Participating  Insurance  Companies,  the  Investment  Managers,  and any
Qualified  Plan that executes a fund  participation  agreement  upon becoming an owner of 10 percent or more of the assets of an Fund (a "Participating Qualified
Plan"),  will report any  potential  or existing  conflicts  of which it becomes aware to the Board of any relevant Fund.  Participating Insurance Companies, the
Investment  Managers and the  Participating  Qualified Plans will be responsible for  assisting  the  Board in  carrying  out its  responsibilities  under  these conditions by providing the Board with all information  reasonably necessary for the Board to consider any issues raised.  This responsibility  includes,  but is not limited to, an obligation by each Participating  Insurance Company to inform the Board whenever voting  instructions of Contract owners are disregarded  and, if  pass-through  voting is  applicable,  an  obligation  by each  Participating
Qualified  Plan to inform the Board  whenever  it has  determined  to  disregard
Qualified Plan participant  voting  instructions.  The  responsibility to report such  information  and conflicts,  and to assist the Board,  will be contractual obligations  of all  Participating  Insurance  Companies  investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these  responsibilities  will be carried out with a view only to the interests of the Variable Contract owners.  The  responsibility to report such  information  and conflicts,  and to assist the Board,  will be contractual
obligations  of  all  Participating   Qualified  Plans  under  their  agreements
governing  participation  in the Funds,  and such  agreements  will provide that their  responsibilities will be carried out with a view only to the interests of
Qualified Plan participants.

   4. If it is determined by a majority of the Board of a Fund, or by a majority of the  disinterested  Board Members,  that a material  irreconcilable  conflict
exists,  the  relevant  Participating   Insurance  Companies  and  Participating
Qualified  Plans  will,  at  their  own  expense  and to the  extent  reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material  irreconcilable conflict,  which steps could include: (a) in the case of Participating Insurance
Companies,  withdrawing  the  assets  allocable  to some or all of the  Separate
Account s from the Fund or any portfolio  thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another
Fund,  or  submitting  the  question as to whether  such  segregation  should be implemented  to a  vote  of  all  affected  Variable  Contract  owners  and,  as appropriate,  segregating  the assets of any appropriate  group (i.e.,  variable annuity  contract  owners or variable life insurance  contract  owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the  Qualified  Plans from the Fund and  reinvesting such  assets  in a  different  investment  medium;  and (c)  establishing  a new registered  management  investment  company or managed  Separate  Account.  If a material irreconcilable conflict arises because of a decision by a Participating
Insurance Company to disregard Variable Contract owner voting instructions,  and that decision  represents a minority position or would preclude a majority vote, then the insurer  may be  required,  at the Fund's  election,  to  withdraw  the insurer's  Separate  Account  investment in such Fund,  and no charge or penalty will be imposed  as a result of such  withdrawal.  If a material  irreconcilable conflict  arises  because  of  a  Participating  Qualified  Plan's  decision  to disregard  Qualified Plan participant voting  instructions,  if applicable,  and that decision  represents  minority  position or would preclude a majority vote, the  Participating  Qualified Plan may be required,  at the Fund's election,  to withdraw its  investment in such Fund,  and no charge or penalty will be imposed as a result of such withdrawal.  The  responsibility  to take remedial action in the event of a determination  by a Board of a material  irreconcilable  conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating  Insurance  Companies and Participating  Qualified Plans under
their   agreements   governing   participation   in   the   Funds,   and   these
responsibilities  will  be  carried  out  with a view  only to the  interest  of
Variable Contract owners and Qualified Plan participants.

   5. For purposes of Condition 4, a majority of the disinterested Board Members of the  applicable  Board  will  determine  whether or not any  proposed  action adequately remedies any material  irreconcilable  conflict, but in no event will the  relevant  Fund or the  Investment  Managers be required to  establish a new funding medium for any Contract.  No  Participating  Insurance  Company shall be required by  Condition 4 to  establish  a new  funding  medium for any  Variable
Contract  if any offer to do so has been  declined  by vote of a majority of the
Variable  Contract  owners  materially  and  adversely  affected by the material irreconcilable  conflict.  Further,  no  Participating  Qualified  Plan shall be required by Condition 4 to establish a new funding medium for any  Participating
Qualified Plan if (a) a majority of Qualified Plan  participants  materially and adversely affected by the irreconcilable  material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the  Participating  Qualified Plan makes such decision  without a Qualified Plan participant vote.

   6.  The   determination   of  the  Board  of  the  existence  of  a  material
irreconcilable  conflict  and its  implications  will be made  known in  writing promptly to all Participating  Insurance  Companies and Participating  Qualified
Plans.

   7.  Participating   Insurance  Companies  will  provide  pass-through  voting
privileges  to  Variable  Contract  owners  who  invest in  registered  Separate
Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring  pass-through  voting privileges for Variable Contract owners.  As to Variable  Contracts  issued by  unregistered  Separate  Accounts, pass-through  voting  privileges  will be extended to participants to the extent granted by issuing insurance  companies.  Each  Participating  Insurance Company will also vote shares of the Funds held in its  Separate  Accounts  for which no voting instructions from Contract owners are timely received,  as well as shares of the Funds which the Participating  Insurance Company itself owns, in the same proportion  as those  shares of the Funds for  which  voting  instructions  from contract owners are timely received.  Participating  Insurance Companies will be responsible  for  assuring  that  each of  their  registered  Separate  Accounts participating in the Funds calculates  voting  privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner  consistent with all other registered  Separate  Accounts investing in the Funds will be a  contractual  obligation  of all  Participating
Insurance Companies under their agreements  governing their participation in the
Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

   8. All reports of potential or existing  conflicts received by the Board of a
Fund and all action by such Board with regard to determining  the existence of a
conflict,   notifying   Participating   Insurance  Companies  and  Participating
Qualified  Plans of a conflict,  and  determining  whether any  proposed  action adequately remedies a conflict,  will be properly recorded in the minutes of the meetings of such Board or other appropriate  records,  and such minutes or other records shall be made available to the Commission upon request.

   9. Each Fund will notify all Participating  Insurance Companies that separate disclosure in their respective Separate Account  prospectuses may be appropriate to advise  accounts  regarding the potential  risks of mixed and shared funding.
Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding  vehicle for variable  annuity and  variable  life  insurance  contracts offered by various insurance  companies and for qualified pension and retirement plans;  (b) due to  differences of tax treatment and other  considerations,  the interests  of  various  Contract  owners  participating  in the Fund  and/or the interests  of  Qualified  Plans  investing  in the Fund  may at some  time be in conflict;  and (c) the  Board  of such  Fund  will  monitor  events  in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

   10.  Each Fund will  comply  with all  provisions  of the 1940 Act  requiring voting by shareholders (which, for these purposes,  will be the persons having a voting interest in the shares of the Funds), and, in particular,  the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the
1940 Act and, if and when  applicable,  Section 16(b) of the 1940 Act.  Further, each Fund will act in accordance  with the  Commission's  interpretation  of the requirements  of Section  16(a)  with  respect to  periodic  elections  of Board
Members and with  whatever  rules the  Commission  may  promulgate  with respect thereto.

   11. If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any  provision of the 1940 Act or the rules  promulgated  thereunder,  with respect to mixed or shared funding on terms and conditions  materially different from any exemptions granted in the order requested in the application,  then the
Funds and/or  Participating  Insurance  Companies  and  Participating  Qualified
Plans, as appropriate,  shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T),  as amended,  or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

   12. The Participating  Insurance Companies and Participating  Qualified Plans
and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations  imposed upon it by the conditions  contained in the  application.  Such  reports,  materials  and data  will be  submitted  more
frequently  if  deemed   appropriate  by  the  Board.  The  obligations  of  the
Participating  Insurance Companies and Participating  Qualified Plans to provide these  reports,  materials  and data to the Board,  when the Board so reasonably requests,  shall be a  contractual  obligation  of all  Participating  Insurance
Companies and  Participating  Qualified Plans under their  agreements  governing participation in the Funds.

   13. If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund  that  includes  the  conditions  set forth  herein to the  extent
applicable.   A  Qualified  Plan  will  execute  an  application  containing  an acknowledgment  of this condition upon such Qualified Plan's initial purchase of the shares of any Fund.

   Conclusion:

   Applicants  assert that,  for the reasons  summarized  above,  the  requested exemptions  are  appropriate  in the public  interest  and  consistent  with the protection  of  investors  and the  purposes  fairly  intended by the policy and provisions of the 1940 Act.

   For the  Commission,  by the Division of Investment  Management,  pursuant to delegated authority.

                 Templeton Variable Products Series Fund, et al.

                               File No. 812-11698

                       SECURITIES AND EXCHANGE COMMISSION

                              Release No. IC-24079

                               1999 SEC LEXIS 2177

                                October 13, 1999

ACTION:  Order Granting Exemptions

TEXT:  Templeton  Variable  Products Series Fund ("Templeton  Trust"),  Franklin
Templeton  Variable  Insurance  Products  Trust ("VIP Trust"),  Templeton  Funds
Annuity  Company  ("TFAC") or any  successor  to TFAC,  and any future  open-end investment  company  for  which  TFAC  or any  affiliate  is the  administrator,
sub-administrator,   investment  manager,  adviser,  principal  underwriter,  or sponsor ("Future Funds") filed an application on July 14, 1999, and an amendment on September  17, 1999 seeking an amended  order of the  Commission  pursuant to
Section 6(c) of the Investment  Company Act of 1940 ("1940 Act")  exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and
Rules  6e-2(b)(15)  and  6e-3(T)(b)(15).  The prior  order (Rel.  No.  IC-19879)
granted  exemptive  relief to permit shares of the Templeton Trust to be sold to and held by variable  annuity and variable life insurance  separate  accounts of both affiliated and unaffiliated life insurance  companies.  The proposed relief would  amend the prior  order to add as  parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and
Future Funds to be issued to and held by qualified  pension and retirement plans outside the separate account context.

   A notice of the filing of the  application  was issued on September  17, 1999
(Rel.  No.  IC-24018).  The notice gave  interested  persons an  opportunity  to request a hearing and stated that an order  granting  the  application  would be issued  unless a hearing  should be  ordered.  No request for a hearing has been filed, and the Commission has not ordered a hearing.

   The matter has been  considered,  and it is found that granting the requested exemptions  is  appropriate  in the  public  interest  and  consistent  with the protection of investors and the purposes  intended by the policy and  provisions of the 1940 Act.

   Accordingly,

   IT IS ORDERED,  pursuant to Section 6(c) of the 1940 Act,  that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules
6e-2(b)(15)  and  6e-3(T)(b)(15)   thereunder,  be,  and  hereby  are,  granted,
effective forthwith.

   For the  Commission,  by the Division of Investment  Management,  pursuant to delegated authority.